UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2014

Argos Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35443	56-2110007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4233 Technology Drive Durham, North Carolina 27704
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (919) 287-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On December 5, 2014, the Board of Directors (the “Board”) of Argos Therapeutics, Inc. (the “Company”), acting on the recommendation of the Company’s Compensation Committee, approved the following adjustments to the base salary and target bonus percentages for its named executive officers, effective January 1, 2015:

-	Jeffrey D. Abbey, President and Chief Executive Officer: Base salary increased from $390,000 in 2014 to $450,000 in 2015; target bonus increased from 50% in 2014 to 60% in 2015.
-
Charles Nicolette, Ph.D., Vice President of Research and Development and Chief Scientific Officer:  Base salary increased from $300,000 in 2014 to $325,000 in 2015; target bonus increased from 35% in 2014 to 40% in 2015.

-
Frederick Miesowicz, Ph.D., Vice President of Manufacturing and Chief Operating Officer:  Base salary increased from $287,518 in 2014 to $296,000 in 2015; target bonus increased from 30% in 2014 to 35% in 2015.

In addition, the Board, acting on the recommendation of the Company’s Compensation Committee, approved the following bonuses for the Company’s named executive officers for 2014: $163,800 for Mr. Abbey, $88,200 for Dr. Nicolette and $72,455 for Dr. Miesowicz.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGOS THERAPEUTICS, INC.

By:	/s/ Jeffrey D. Abbey
Name:	Jeffrey D. Abbey
Title:	President and Chief Executive Officer

DATED: December 11, 2014